UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2020
Date of Report (Date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Ave.
Floor 10, Detroit, Michigan
48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE
8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I	ALLY PRA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On December 11, 2020, Ally Financial Inc. (“Ally”) announced that it is terminating the offering of its Variable Denomination Adjustable Rate Demand Notes (the “Demand Notes”) and redeeming in full all outstanding Demand Notes as of March 1, 2021. Ally anticipates that it will cease offering Demand Notes beginning on or about February 18, 2021. The current aggregate principal amount of outstanding Demand Notes held by investors that are not wholly-owned subsidiaries of Ally Financial Inc. is approximately $2.5 billion and the interest rate is determined on a weekly basis and may vary based on outstanding account balance. Holders of Demand Notes may continue to demand repayment of Demand Notes at any time in advance of the redemption by Ally, as permitted under the terms of the Demand Notes.
A copy of the Notice of Termination and Full Redemption issued to holders announcing the termination of the offering of the Demand Notes and redemption of all outstanding Demand Notes is attached hereto as Exhibit 99.1.

Item 9.01    Exhibits.

Exhibit No.	Description of Exhibits

99.1	Notice of Termination and Full Redemption, dated December 11, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	December 11, 2020	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller